Exhibit 99.1

BMHC NAMES STANLEY M. WILSON
PRESIDENT AND CHIEF OPERATING OFFICER

SAN FRANCISCO (February 19, 2008) - Building Materials Holding Corporation (BMHC) (NYSE: BLG), a leading provider of building materials and construction services to professional residential builders and contractors, today announced that its Board of Directors has named Stanley M. Wilson President and Chief Operating Officer of BMHC, effective immediately. Both of BMHC’s operating companies, BMC West and SelectBuild, will now report to Mr. Wilson, who will continue to report to Robert E. Mellor, Chairman of the Board and Chief Executive Officer.

Mr. Wilson, 63, was elected President and CEO of BMC West in 2004 and was appointed a Senior Vice President in 2003. He was elected Vice President in 2000 and was General Manager of the Pacific Division of BMC West from 1993 to 2003. Prior to that Wilson served as location manager of the Bellevue, Washington BMC West location and has been with the Company since its formation in 1987. From 1968 to 1987 he served in various positions with Boise Cascade Corporation. Mr. Wilson has a Bachelor's degree in Business from Boise State University.

Mr. Mellor stated, “Stan has been with BMHC since the company was founded, and has demonstrated leadership and a steadfast commitment to excellence and efficiency. He combines a wealth of operational experience with a clear understanding of back office operations. He has a proven record of enhancing operational effectiveness and delivering superb service to our customers. Stan is very accomplished at developing managerial talent, and I am confident that he will help us adapt our business to meet the challenges of what continues to be an exceptionally difficult environment for our industry and position us for future success.”

BMHC also announced today that the Board of Directors has extended the employment contracts of Mr. Mellor and William M. Smartt, Senior Vice President and Chief Financial Officer, through 2010.

About BMHC
BMHC, a Fortune 1000 company, is one of the largest providers of building materials and construction services in the United States. We serve the homebuilding industry through two subsidiaries: BMC West distributes building materials and manufactures building components for professional builders and contractors in the western and southern states; SelectBuild provides construction services to high-volume production homebuilders in key markets across the country. To learn more about BMHC, visit our website at www.bmhc.com.

BUSINESS RISKS AND FORWARD-LOOKING STATEMENTS
There are a number of business risks and uncertainties that affect our operations and therefore could cause future results to differ from past performance or expected results. Additional information regarding business risks and uncertainties is contained in Item 1A of this Form 10-K. These risks and uncertainties may include, however are not limited to:
•
demand for and supply of single-family homes which is influenced by changes in the overall condition of the U.S. economy, including interest rates, job formation, consumer confidence and other important factors;

•	our business model;
•	the integration of acquired businesses may not result in anticipated cost savings and revenue synergies being fully realized or may take longer to realize than expected;
•	our ability to identify suitable acquisition candidates;
•	availability of and our ability to attract, train and retain qualified individuals;
•	our ability to implement and maintain cost structures that align with revenue growth;
•	changes in the business models of our customers may limit our ability to provide building products and construction services required by our customers;
•	fluctuations in our costs and availability of sourcing channels for commodity wood products, concrete, steel and other building materials;
•	intense competition;
•	weather conditions including natural catastrophic events;
•	exposure to construction defect and product liability claims as well as other legal proceedings;
•	disruptions in our information systems;
•	actual and perceived vulnerabilities as a result of terrorist activities and armed conflict;
•	costs and/or restrictions associated with federal, state and other regulations; and
•	numerous other matters of a local and regional scale, including those of a political, economic, business, competitive or regulatory nature.
Risks related to our shares may include, however are not limited to:
•	price for our shares may fluctuate significantly; and
•	anti-takeover defenses and certain provisions could prevent an acquisition of our company or limit share price.

Certain statements made in this news release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical or current facts, including statements about our expectations, anticipated financial results and future business prospects are forward-looking statements. While these statements represent our current judgment on what the future may hold and we believe these judgments are reasonable, these statements involve risks and uncertainties that could cause our actual results to differ materially from those in forward-looking statements. These factors include, but are not limited to the risks and uncertainties cited in the above paragraphs, and our ability to reach agreement with our lenders with respect to an amendment to our credit facility. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date of this news release. We undertake no obligation to update forward-looking statements.

CONTACTS:
•	Bill Smartt, Senior Vice President and Chief Financial Officer, BMHC
•	Mark Kailer, Vice President, Treasurer and Investor Relations Officer, BMHC
+1.415.627.9100
•	Lisa Laukkanen, The Blueshirt Group for BMHC
+1.415.217.4967
lisa@blueshirtgroup.com